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                                                                    EXHIBIT 10.2

Short form Consultancy Agreement.


Date:    26 June 2000

Parties:
The client:       Hugo International Limited
                  of 6 Waterside Drive, Langley Business Park, Langley, Slough

The company:      RCI
                  of 20 Riverside, Wraysbury, Berks TWl9 5JN

David Foden       of RCI

OPERATIVE PROVISIONS

1        Consultancy Services

1.1 The client engages the company to provide the services of David Foden to the client relating to Management Control of Hugo Int. Inc. and the company agrees to provide such services upon the terms and conditions hereinafter mentioned.


2        Duration

2.1 This agreement shall commence with effect from 26th June 2000 and shall (be for a fixed period of 24 months terminating on 30 June 2002) (Continue until the Company's Services are dispensed with by either party giving to the other not less than 180 days notice)


3        Company's obligations

3.1 During the period of this agreement the Company shall procure that David Foden is available to the client for up to 40 hours during each week of this agreement at such time and at such locations as the client and the Company shall agree from time to time.

3.2 The Company shall procure that David Foden performs his obligations with reasonable care.

4        Fee


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4.1      The client shall pay to the Company



4.1.1 A monthly fee of pound sterling 8,500.00 (such fee to be exclusive of value added tax if applicable) payable monthly in arrears to be paid on the last working day of each calendar month subject to delivery of the company's invoice therefore and when authorised by a director of the company.

5        Expenses

5.1 The client shall reimburse to the company all travelling and other expenses reasonably incurred in the proper performance of David Foden's duties hereunder provided that on request the company shall provide the client with such vouchers or other evidence of actual payment of such expenses that the client may reasonably require)



6        Holidays

6.1 David Foden shall be entitled to 5 weeks holiday per year to be taken at times convenient to the client.

7        Termination

7.1 Without limitation the client may by notice in writing immediately dispense with the services of David Foden if he or the company shall



7.1.1 be in breach of any of the terms of this agreement which in the case of a breach capable of remedy is not remedied by the company within 21 days of receipt by the company of a notice from the client specifying the breach and requiring its remedy.


7.1.2 be incompetent guilty of gross misconduct and/or any serious or persistent negligence in respect of his obligations hereunder


7.1.3 fail or refuse after written warning to carry out the duties reasonably and properly required of him hereunder


PROVIDED ALWAYS the client may not dispense with David Foden's services solely for the reason of his absence through illness or injury unless such illness or injury prevents the company providing any services to the client for a consecutive period of (six) weeks or for an aggregate period of (eight) weeks in any period of (12) calendar months.



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8        Confidential information

8.1 David Foden and the company agree to treat as secret and confidential and not at any time for any reason to disclose or permit to be disclosed to any person or otherwise make use of or permit to be made use of any information relating to the client's technology technical processes, business affairs or finances or any such information relating to a subsidiary supplier customer or client of the client where knowledge or details of the information was received during the period of this agreement and upon termination of this agreement for whatever reason David Foden and the company will deliver up to the client all working papers or other materials and copies provided pursuant to this agreement or prepared by him either in pursuance of this agreement or previously.



9        Tax Liabilities

9.1 It is hereby declared that it is the intention of the parties that David Foden shall have the status of a self employed person and shall be responsible for all income tax liabilities and National Insurance or similar contributions in respect of his fees and the company hereby indemnifies the client in respect of any claims that may be made by the relevant authorities against the client in respect of income tax or National Insurance or similar contributions relating to David Foden's services hereunder.



10       Notice

10.1 Any notice required by this agreement to be given by either party to the other shall be in writing and shall be served by sending the same by registered post or recorded delivery to the last known address of the other party and any receipt issued by thy postal authorities shall be conclusive evidence of the fact and date of posting of any such notice.



SIGNED by:  __________________________________

Duly authorised on behalf of
the client in the presence of  ______________________________________

SIGNED by:  __________________________________

Duly authorised on behalf of
the client in the presence of  ______________________________________

SIGNED by:  __________________________________
David Foden in
the presence of:  ________________________________________________


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